Exhibit 99

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Charles F. Broom, Plan Administrator of the PMI Alternate 401(k) Plan (the “Plan”), hereby certify, to my knowledge, that the Annual Report on Form 11-K of the Plan for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that information contained in the Report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan.

Dated: June 27, 2003

/s/ Charles F. Broom
Charles F. Broom Plan Administrator

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.